EXHIBIT 23.1 - FORM OF CONSENT OF LAW OFFICES OF HAROLD H. MARTIN, P.A.

                                 LAW OFFICES OF
                             HAROLD H. MARTIN, P.A.
                      21311 WEST CATAWBA AVENUE, SUITE 300
                              CORNELIUS, NC 28031

*ALSO ADMITTED IN     TELEPHONE
  NEW YORK            704-894-9760


FACSIMILE
704-894-9759
November 26, 2003


Board of Directors
New Dynamic Marketing, Inc.
211 East Prospect Road
Oakland Park, Florida  33334

Re:  3,384,334 Shares to be Registered on Form SB-2 (the "Shares")

Gentlemen:

We have acted as counsel for New Dynamic Marketing, Inc., a Florida corporation (the "Company"), and certain of its shareholders in connection with the registration of the Shares described in the prospectus of the Company dated November 26, 2003, contained in the Registration Statement on Form SB-2 (the "Registration Statement") of the Company. We have rendered an opinion in connection with the Shares and certain matters related thereto which is referred to in the Registration Statement and attached as an exhibit thereto.

We hereby consent to the use of our opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of a person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations thereunder.

                         Very truly yours,

                         LAW OFFICES OF HAROLD H. MARTIN, P.A.


                         By: /s/ Harold H. Martin
                             --------------------
                             Harold H. Martin
                             Principal


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